Exhibit 99(g)

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement") between the FIRST INVESTORS LIFE INSURANCE COMPANY of New York, New York,
                   hereinafter referred to as the "REINSURED,"

                                       and

           THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne,
               Indiana, hereinafter referred to as the "LINCOLN,"

effective December 1, 1984.

            1. The REINSURED'S plans to be reinsured under the Agreement on and after the first day of November, 1987, shall be those specified in the Appendix 1, attached hereto.

            2. The term "Reinsurance Amount" shall be defined as the Face Amount at issue less the REINSURED'S retention at issue. The term "Policy Net Amount at Risk" shall be defined as the policy death benefit less the cash value at the Processing Date. The term "Reinsurance Percentage" shall be defined as the Reinsurance Amount divided by the Face Amount. The term "Reinsured Net Amount at Risk" shall be defined as the Reinsurance Percentage multiplied by the Policy Net Amount at Risk as of the Processing Date. The term "Processing Date" shall be defined as the policy anniversary.

            3. If the REINSURED'S approval is needed for or results in any change in the death benefit or the Policy Net Amount at Risk, the Reinsurance Amount and Reinsurance Percentage shall be recalculated as of the effective date of any such approved change, subject to the provisions of the "REINSURANCE LIMITS" article of the Agreement.

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            4. If either  the death  benefit  or the  Policy  Net Amount at Risk increases without being subject to the REINSURED'S approval, the LINCOLN shall accept automatically the Reinsurance Percentage of such increase, but at no time shall the Reinsured Net Amount at Risk exceed 150% of the Reinsurance Amount, as defined in paragraph 2, above.

            5. Any policy Net Amount at Risk in excess of 150% of the Reinsurance Amount shall be retained entirely by the REINSURED. Any subsequent decreases of the increased Policy Net Amount at Risk shall first be applied to decrease the REINSURED'S retention to 150% of its initial retention and any further decreases shall reduce the REINSURED'S retention and the Reinsured Net Amount at Risk proportionately.

            6. On and after the first day of November, 1987, the retention limit of the REINSURED shall be that shown in the revised Schedule A, Parts A and B attached hereto. This retention shall apply to reinsurance ceded after the effective date hereof.

            7. The REINSURED may cede and the LINCOLN shall accept automatically amounts of reinsurance not to exceed those described in the attached Schedule B.

      It is expressly understood and agreed that the provisions of this amendment shall be subject to all the terms and conditions of the Agreement of which this amendment is a part which do not conflict with the terms hereof.

      IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

FIRST INVESTORS LIFE INSURANCE COMPANY
Signed at New York, New York

By___________________________________     By____________________________________

Title________________________________     Title_________________________________

Date_________________________________     Date__________________________________


THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
Signed at Fort Wayne, Indiana

By___________________________________     By____________________________________

Date_________________________________     Date__________________________________

                                   APPENDIX I

              Insurance Subject to Reinsurance under this Agreement

A. One hundred percent of the REINSURED'S entire excess of its issues of the following plans bearing register dates in the range shown below to insureds having surnames beginning with the letters of the alphabet shown below.

                                             Dates                Letters
          Plan                          from       through    from      through
          ----                          ----       -------    ----      -------
          Universal Life              12-1-84        - -        A          Z

          Variable Life Insurance
          Policy                      11-1-87        - -        A          Z

B. Continuations of the REINSURED'S issues to any of the plans listed above, provided the original policy was reinsured with the LINCOLN under this or another reinsurance agreement.

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                               SCHEDULE A, PART A
                          (Effective November 1, 1987)

                        Retention Limits of the REINSURED

                                 UNIVERSAL LIFE

                                      LIFE*

             Ages              Standard-Table D            Over Table D
             ----              ----------------            ------------

             0-50                  $100,000                   $50,000
           Over 50                   70,000                    35,000

*At ages 50 through 55 the retention on 10-year non-renewable, non-convertible term shall be $5,000.

                          WAIVER OF PREMIUM DISABILITY

                                  Same as Life

                                ACCIDENTAL DEATH

                                     $50,000

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                               SCHEDULE A, PART B
                          (Effective November 1, 1987)

                       Retention Limits of the REINSURED*

                                  VARIABLE LIFE

                                      LIFE

INITIAL RETENTION:

             Ages              Standard-Table D            Over Table D
             ----              ----------------            ------------

             0-50                   $66,700                   $33,350
            Over 50                  46,700                    23,350

*In addition, the REINSURED shall retain its proportionate share of all increases in Policy Net Amount at Risk up to 150% of its share of the Policy Net Amount at Risk at Issue, plus all increases in excess of 150% of the Policy Net Amount at Risk at Issue.

                                   SCHEDULE B
                          (Effective November 1, 1987)

           Maximum Amounts which the REINSURED may cede Automatically

                                      LIFE

      Ages              Standard-Table D          Tables E-P      Over Table P
      ----              ----------------          ----------      ------------

      0-50                  $400,000               $200,000            None
      51-70                  280,000                140,000            None
     Over 70                  None                    None             None

                          WAIVER OF PREMIUM DISABILITY

The REINSURED may cede automatically Waiver of Premium Disability reinsurance in amount applicable to the amount of Life reinsurance ceded automatically not to exceed the following:

           Ages              Standard-Table F            Over Table F
           ----              ----------------            ------------

           0-44                 $2,000,000                    None
           45-65                 1,000,000                    None
          Over 65                  None                       None

                            ACCIDENTAL DEATH BENEFITS

           Ages              Standard-Table F            Over Table F
           ----              ----------------            ------------

           0-65                  $190,000                     None
         Over 65                   None                       None